EXHIBIT 23.1


                     SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
                         11300 ROCKVILLE PIKE, SUITE 800
                            ROCKVILLE, MARYLAND 20852








Consent of Independent Certified Public Accountants


As independent public accountants, we hereby consent to all references to this form under the headings " Experts" and to the incorporation of our report dated October 15, 2000, in this amendment No. 2 to Registration Statement (Form SB-2) File No. 333-53356 and related prospectus of Bulletin Board Information Services, Inc. , formerly BBIS.com, Inc.










/s/ SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
------------------------------------------
Simon Krowitz Bolin & Associates, P.A.


July 19, 2001